Exhibit 99.1

ABIOMED ANNOUNCES FOURTH QUARTER FISCAL 2014 REVENUE OF $50.4 MILLION, UP 15%

•	Record Patient Utilization and 200% Growth in Impella CP Patients

•	Abiomed Completes Impella 2.5 Submission for Pre-Market Approval (PMA)

DANVERS, Mass. — May 1, 2014 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported fourth quarter fiscal 2014 revenue of $50.4 million, up 15% compared to revenue of $43.7 million for the same period of fiscal 2013, and a fourth quarter fiscal 2014 GAAP net income of $3.6 million, or $0.09 per diluted share. For the full fiscal year 2014, total revenue was $183.6 million, up 16%, and GAAP net income was $7.4 million or $0.18 per diluted share.

Financial and operating highlights for the fourth quarter of fiscal 2014 and fiscal year to date include:

•	Fiscal fourth quarter worldwide Impella® revenue totaled $46.1 million, an increase of 17%, compared to revenue of $39.3 million in the prior year. Full year worldwide Impella revenue totaled $167.0 million, up 19% compared to $140.3 million for fiscal year 2013.

•	Fiscal fourth quarter U.S. Impella revenue grew 15% to $41.8 million from $36.5 million in the prior year. Full year U.S. Impella revenue grew 16% to $152.0 million from $131.3 million in the prior year.

•	An additional 23 hospitals purchased Impella 2.5 during the quarter, compared to 30 hospitals in the same period of the prior year, bringing the total number of customer sites to 859. As part of Abiomed’s continued Impella CP® launch, an additional 77 hospitals purchased Impella CP during the fiscal fourth quarter, compared to 60 hospitals in the prior year, bringing the total number of Impella CP U.S. sites to 389.

•	Gross margin for the fourth quarter of fiscal 2014 was 79.9% compared to 79.8% for the fourth quarter of fiscal 2013. For the full fiscal year 2014, gross margin was 79.7% compared to 80.0% in the prior year. There were 675 Impella AIC consoles placed during fiscal year 2014 compared to 640 in the prior year.

•	Income from operations for the fourth quarter fiscal 2014 was $3.7 million, or 7.3% of revenue. For the full fiscal year period, income from operations was $8.4 million or 4.6% of revenue.

•	Cash, cash equivalents, short- and long-term marketable securities totaled $118.3 million, as of March 31, 2014. The Company continues to have no debt, and its U.S. federal net operating loss carry-forward was approximately $194 million, as of March 31, 2014.

•	In March, Abiomed announced, with the enrollment of the 30th patient, the completion of the Impella® RP RECOVER RIGHT trial. Additionally, the Impella RP received CE Marking approval in the European Union in April 2014, which will allow the Company to market the Impella RP device in Europe.

•	Additionally during the quarter, Abiomed announced that the Centers for Medicare & Medicaid Services (CMS) released an updated version of ICD-10 Diagnosis Related Groups (MS-DRGs) (version 31R) and Impella maintained its assignment to MS-DRGs 216-221 for the category of devices that includes Impella pumps.

•	In April, Abiomed announced the acquisition of an exclusive license for Opsens’ optical sensor technologies for the integration of miniature optical pressure sensors into Impella heart pump catheters.

•	On April 10, 2014, the U.S. District Court for the District of Massachusetts granted Abiomed’s motion to dismiss the consolidated shareholder’s lawsuit.

•	On April 25, 2014, Abiomed received a subpoena from the Boston regional office of the United States Department of Health and Human Services, Office of Inspector General requesting materials relevant to the Company’s reimbursement of expenses and remuneration to healthcare providers during the period of July 2012 – December 2012. The Office of Inspector General has informed the Company that the subpoena currently relates to a civil investigation. The Company intends to comply fully and promptly with this request.

•	Today, Abiomed announces it has submitted the final module to the Food & Drug Administration (FDA) submission for Pre-Market Approval (PMA), as planned last quarter. The PMA submission for Impella 2.5 contains clinical data from 215 publications, references 1,638 Impella 2.5 patients, including three FDA studies: PROTECT I, PROTECT II, and RECOVER I, as well as 791 new high risk Impella patients from the U.S. Impella registry.

“Abiomed delivered another strong quarter, driven by record patient utilization and 200% growth in Impella CP patients,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “For the full fiscal year, Abiomed had solid Impella growth of 19% with overall revenue of $183.6M, and set new records for patients supported and quantity of clinical publications. On the regulatory side, we completed our Impella 2.5 PMA submission and our Impella RP FDA trial.”

FISCAL YEAR 2015 OUTLOOK

The Company is giving its fiscal year 2015 guidance for total revenues to be in the range of $205 million to $212 million. The Company is also giving its fiscal year 2015 guidance for GAAP operating margin to be in the range of 5% - 7%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, May 1, 2014, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer; and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET May 1, 2014 through 11:59 p.m. ET on May 8, 2014. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 22380865.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Genzler

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	March 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$20,916	$9,451
Short-term marketable securities	55,663	67,256
Accounts receivable, net	24,357	22,946
Inventories	13,948	14,930
Prepaid expenses and other current assets	3,082	2,022

Total current assets	117,966	116,605
Long-term marketable securities	41,761	11,406
Property and equipment, net	6,889	6,549
Goodwill	37,990	35,410
Other	801	29

Total assets	$205,407	$169,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,746	$7,696
Accrued expenses	17,899	15,162
Deferred revenue	4,766	4,198

Total current liabilities	30,411	27,056
Long-term deferred tax liability	6,415	5,554
Other long-term liabilities	228	309

Total liabilities	37,054	32,919

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	411	397
Authorized - 100,000,000 shares; Issued - 41,122,695 shares at March 31, 2014 and 39,788,383 shares at March 31, 2013;
Outstanding - 39,916,328 shares at March 31, 2014 and 38,601,384 shares at March 31, 2013
Additional paid in capital	436,136	414,810
Accumulated deficit	(250,910)	(258,261)
Treasury stock at cost - 1,206,367 shares at March 31, 2014 and 1,186,999 shares at March 31, 2013	(16,554)	(16,129)
Accumulated other comprehensive loss	(730)	(3,737)

Total stockholders’ equity	168,353	137,080

Total liabilities and stockholders’ equity	$205,407	$169,999

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended March 31,		Year Ended March 31,
	2014	2013	2014	2013
Revenue:
Product revenue	$50,242	$43,536	$183,280	$157,614
Funded research and development	191	138	363	510

	50,433	43,674	183,643	158,124

Costs and expenses:
Cost of product revenue	10,114	8,826	37,322	31,596
Research and development	7,920	6,822	30,707	25,647
Selling, general and administrative	28,721	23,894	107,251	84,227
Amortization of intangible assets	—	—	—	111

	46,755	39,542	175,280	141,581

Income from operations	3,678	4,132	8,363	16,543

Other income (expense):
Investment income (expense), net	40	(7)	118	(7)
Other income (expense), net	44	15	49	326

	84	8	167	319

Income before provision for income taxes	3,762	4,140	8,530	16,862
Income tax provision	140	398	1,179	1,848

Net income	$3,622	$3,742	$7,351	$15,014

Basic net income per share	$0.09	$0.10	$0.19	$0.38
Basic weighted average shares outstanding	39,810	38,445	39,334	39,113

Diluted net income per share	$0.09	$0.09	$0.18	$0.37
Diluted weighted average shares outstanding	42,125	39,824	41,606	41,052